Exhibit 99.1

Imperial advances renewable diesel plans, awards hydrogen contract to Air Products

CALGARY, AB and LEHIGH VALLEY, PA, – September 6, 2022 – Imperial (TSE: IMO, NYSE American: IMO) today announced a long-term contract with Air Products (NYSE: APD) to supply low-carbon hydrogen for Imperial’s proposed renewable diesel complex at its Strathcona refinery near Edmonton, Alberta. Air Products will provide pipeline supply from its hydrogen plant under construction in Edmonton.

“Our agreement with Air Products is an important milestone as we progress plans to build the largest renewable diesel manufacturing facility in Canada,” said Jon Wetmore, Imperial’s vice president of downstream. “This project highlights Imperial’s commitment to investing in a lower carbon future. We continue to progress discussions with our business partners and governments as we work toward a final investment decision in the months ahead.”

Imperial will use Air Products’ low-carbon hydrogen to produce renewable diesel at Strathcona that substantially reduces greenhouse gas emissions relative to conventional production. The hydrogen and biofeedstock will be combined with a proprietary catalyst to produce premium low-carbon diesel fuel.

Air Products is increasing overall investment in its Edmonton hydrogen facility to CAD $1.6 billion to support the Imperial contract. The additional investment by Air Products will be used to facilitate integration with Imperial’s proposed project that is expected to enable further significant emissions reductions at Air Products’ overall complex. Air Products will supply Strathcona with approximately 50 percent of the low-carbon hydrogen output from the 165 million standard cubic feet per day hydrogen production complex.

“There is significant demand for low-carbon hydrogen, and as a first-mover, Air Products is ready to meet that demand from our Alberta Blue Hydrogen Hub,” said Dr. Samir J. Serhan, chief operating officer at Air Products. “Canada is rapidly implementing an energy transition that emphasizes the use of low-carbon hydrogen, and Air Products is demonstrating that world-scale hydrogen facilities can be net-zero for carbon emissions. We continue to set the stage for a competitive, low-carbon-intensity hydrogen network, which includes increasing liquid hydrogen production capacity at our site to 35 metric tonnes per day, to provide clean hydrogen for the growing industrial and mobility markets across Canada.”

Imperial’s renewable diesel complex is expected to produce more than 1 billion litres per year of renewable diesel from locally sourced feedstocks. First announced in August 2021, the project is anticipated to realize about 3 million tonnes per year in emissions reductions in the Canadian transportation sector, which is estimated to be the equivalent to taking more than 650,000 vehicles off the road annually. The project is projected to create about 600 direct construction jobs, along with hundreds more through investments by business partners.

Third-party studies have shown renewable diesel from various non-petroleum feedstocks can provide life-cycle greenhouse gas emissions reductions of approximately 40 to 80 percent as compared to petroleum-based diesel.

For further information:

Imperial
Investor relations	Media relations
(587) 476-4743	(587) 476-7010

Air Products
Investor inquiries	Media inquiries
Simon Moore	Art George
(610) 481-7461	(610) 481-1340
mooresr@airproducts.com	georgeaf@airproducts.com

About Imperial Oil Limited

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

About Air Products

Air Products (NYSE: APD) is a world-leading industrial gases company in operation for over 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world’s largest industrial gas projects, including: gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals; carbon capture projects; and world-scale low- and zero-carbon hydrogen projects supporting global transportation and the energy transition.

The Company had fiscal 2021 sales of $10.3 billion from operations in over 50 countries and has a current market capitalization of over $55 billion. More than 20,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit www.airproducts.com or follow us on LinkedIn, Twitter, Facebook or Instagram.

Imperial Oil Limited Cautionary Statement

Cautionary statement: Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans are forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, project, target, estimate, expect, schedule, future, may, should, will and similar references to future periods. Forward-looking statements in this report include, but are not limited to, references to Imperial’s proposed renewable diesel complex at its Strathcona refinery, including timing of a final investment decision, planned startup and production, potential emissions reductions and job creation; Imperial’s commitment to the energy transition and investing in a lower carbon future; construction of Air Products’ hydrogen plant, and the use of hydrogen to produce renewable diesel at Imperial’s renewable diesel complex; reduction of greenhouse gas emissions relative to conventional production; Air Products’ additional investment related to the hydrogen contract, including net negative emissions at its overall complex and estimated production and supply quantities; the ability for Air Products to operate a competitive, low carbon intensity hydrogen network; and third party studies regarding life-cycle greenhouse gas emissions reductions from non-petroleum feedstocks.

Forward-looking statements are based on the company’s current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning future energy demand, supply and mix; commodity prices, foreign exchange rates and general market conditions; project plans, timing, costs, technical evaluations and capacities, and the companies’ ability to effectively execute on these plans and operate the refinery and cogeneration unit, and hydrogen complex; production rates, growth and mix across various assets; the availability of locally-sourced and grown feedstock; the adoption and impact of new facilities or technologies on capital efficiency, production and reductions to greenhouse gas emissions intensity, including Imperial’s Strathcona’s renewable diesel complex and Air Products’ hydrogen plant in Edmonton; the amount and timing of emissions reductions; that any required support from policymakers and other stakeholders for various new technologies will be provided; applicable laws and government policies, including taxation, restrictions in response to COVID-19 and with respect to climate change and greenhouse gas emissions reductions; receipt of regulatory approvals; performance of third-party service providers; capital and environmental expenditures; and evolution of COVID-19 and its impacts on Imperial’s ability to operate its assets could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, petroleum and petrochemical products, feedstocks and other market or economic conditions and resulting demand, price, differential and margin impacts; the results of research programs and new technologies, including with respect to greenhouse gas emissions, the ability to bring new technologies to commercial scale on a cost-competitive basis, and the competitiveness of alternative energy and other emission reduction technologies; the receipt, in a timely manner, of regulatory and third-party approvals; project management and schedules and timely completion of projects; availability and allocation of capital; failure or delay of supportive policy and market development for emerging lower emission energy technologies; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; environmental risks inherent in oil and gas activities; availability and performance of third-party service providers, including in light of restrictions related to COVID-19; political or regulatory events, including changes in law or government policy, applicable royalty rates, tax laws, and actions in response to COVID-19; third-party opposition to company and service provider operations, projects and infrastructure; unexpected technological developments; unanticipated technical or operational difficulties; management effectiveness and disaster response preparedness, including business continuity plans in response to COVID-19; general economic conditions, including the occurrence and duration of economic recessions; and other factors discussed in the companies’ risk factors and management discussion and analysis of financial condition and results of operations in their most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas and energy companies and some that are unique to Imperial Oil Limited and Air Products. The companies’ actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. The companies undertake no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Air Products Forward Looking Statement

Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

Source: Imperial